                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Flextronics International, Ltd. of our report dated June 11, 1999 relating to the financial statements of Palo Alto Products International Pte. Ltd. and its subsidiaries (not presented separately herein), which appears in the Current Report on Form 8-K of Flextronics International Ltd. dated September 15, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California

September 27, 2000